Exhibit 5.2

Business Law

Suite 1400, 1125 Howe Street, Vancouver, B.C. V6Z 2K8

General: (604) 256-9900	Fax: (604) 688-0933	Email: pmf@falawyers.ca

November 20, 2023

Pono Capital Three, Inc.

643 Ilalo St., #102

Honolulu, Hawaii 96813

United States

Dear Sirs/Mesdames:

Re:	Registration of Securities of Pono Capital Three, Inc.

We have acted as Canadian special counsel to Pono Capital Three, Inc. (“Pono”), a Cayman Islands company limited by shares, in connection with the Registration Statement on Form S-4 of Pono, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 13, 2023, as amended and supplemented through the date hereof, pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, is hereafter referred to as the “Registration Statement”), relating to the Business Combination Agreement, dated August 15, 2023 (as further amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Pono, Pono Three Merger Acquisitions Corp. (“Merger Sub”) and Robinson Aircraft Ltd., d/b/a Horizon Aircraft (“Horizon”). Merger Sub and Horizon are companies existing under the laws of the province of British Columbia, Canada.

Pursuant to the Business Combination Agreement, Pono will migrate and be continued from the Cayman Islands into British Columbia, Canada as a company existing under the laws of British Columbia, Canada, pursuant to Part XII of the Cayman Islands Companies Act (as Revised) and Division 8 of Part 9 of the Business Corporations Act (British Columbia) (the “BCBCA”) (such continuance, the “Continuance”). We refer herein to Pono following effectiveness of the Continuance as “New Pono.” Upon the consummation of the Continuance, the identifying names of the Class A ordinary shares of Pono, par value $0.0001 per share (the “Class A ordinary shares”) and Class B ordinary shares of Pono, par value $0.0001 per share (the “Class B ordinary shares”), will remain unchanged. We refer herein to the Pono Class A ordinary shares and the Pono Class B ordinary shares of Pono following effectiveness of the Continuance as the New Pono Class A ordinary shares and the New Pono Class B ordinary shares (collectively, the “New Pono Common Shares”), respectively. The rights and restrictions attaching to the New Pono Class A ordinary shares and New Pono Class B ordinary shares of Pono will be deleted and the shares will have the special rights or restrictions attached to such New Pono Class A ordinary shares and New Pono Class B ordinary shares set out in the articles of New Pono (the “Articles”); (ii) the number of authorized New Pono Common Shares will be unlimited; and (iii) the notice of articles of New Pono (the “Notice of Articles”) and the Articles of New Pono will become the governing documents of New Pono and (B) the issued and outstanding warrants of New Pono (the “New Warrants”) to purchase an aggregate of 11,500,000 New Pono Class A ordinary shares of Pono (the “Warrant Shares”) will become warrants to purchase 11,500,000 New Pono Common Shares. The Continuance is subject to the approval of the shareholders of Pono.

* Denotes law corporation

Under the BCBCA, the Continuance will become effective on the date and time specified in the continuation application filed by Pono with the British Columbia Registrar of Companies (the “Registrar”), after which point the Registrar will issue a certificate of continuation (the “Certificate of Continuation”) showing the name of the continued company and confirming the date and time on which Pono was continued into British Columbia as a company.

This opinion is being rendered in connection with the registration under the Registration Statement of 20,713,052 New Pono Class A ordinary shares (the “Public Shares”), representing 11,500,000 Class A ordinary shares which, as a result of the Continuance and Business Combination will automatically be converted by operation of law into New Pono Class A ordinary shares and 9,213,052 New Pono Class A ordinary shares issued pursuant to the Business Combination Agreement (the “Amalgamation Shares”).

For the purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of and relied upon the following documents:

a)	the Registration Statement;

b)	the form of proposed Articles, to be adopted by New Pono upon the Continuance, in the form filed as Exhibit 3.2 of the Registration Statement;

We also have reviewed originals or copies, certified or otherwise identified to our satisfaction, of and relied upon such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have relied upon the documents described above without independent investigation of the matters provided for therein for the purpose of providing our opinion expressed herein.

In examining all documents and in providing our opinion expressed herein we have assumed that: (a) all individuals had the requisite legal capacity and authority; (b) all signatures are genuine; (c) all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals; (d) all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate; (e) all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of Pono are complete, true and accurate; (f) the continuation application and Notice of Articles filed with the Registrar will be in the forms examined by us; and (g) the Articles adopted by New Pono upon the Continuance will be in the form examined by us.

We express no opinion as to any laws, or matters governed by any laws, other than the laws of the province of British Columbia, Canada, and the federal laws of Canada applicable therein. In particular, we express no opinions as to the laws of the Cayman Islands, including with respect to any required approval or action thereunder in connection with the Continuance. Our opinion is expressed with respect to the laws in effect on the date of this opinion and we do not accept any responsibility to take into account or inform the addressee, or any other person to rely on this opinion, of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express, nor do we have any obligation to advise you or any other person of any other change in any matter addressed in this opinion.

Where our opinion expressed herein refers to the Registered Shares issued as being “fully-paid and non-assessable” Registered Shares, such opinion assumes that all required consideration (in whatever form) has been or will have been paid or provided. No opinion is expressed as to the adequacy of any consideration to be received.

Based and relying upon the foregoing, we are of the opinion that:

1.	upon (i) the effectiveness of the Continuance and (ii) the issuance by the Registrar of the Certificate of Continuation, the issued and outstanding Public Shares will, without further approvals or filings, become duly authorized, validly issued, fully paid and non-assessable New Pono Class A ordinary shares having the special rights or restrictions of the New Pono Class A ordinary shares set out in the Articles;

2.	the Public Shares, when issued and paid for in accordance with the terms of the Business Combination Agreement, will be legally issued, fully paid and non-assessable New Pono Class A ordinary shares having the special rights or restrictions of the New Pono Class A ordinary shares set out in the Articles; and

This opinion has been prepared for your use solely in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion other than the ones expressed above, whether by implication or otherwise, as to any other matters relating to Pono, the Registration Statement, the Business Combination Agreement, the Continuance or the New Pono Class A ordinary shares. This opinion may not be used or relied upon by you for any other purpose or used or relied upon by any other person.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under the U.S. Securities Act or the rules and regulations promulgated thereunder. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

Yours truly,

FANG AND ASSOCIATES

/s/ Fang and Associates